Exhibit 99.1
Caesars Entertainment, Inc. Reports Second Quarter 2021 Results

LAS VEGAS and RENO, Nev. (August 3, 2021) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the second quarter ended June 30, 2021.
Second Quarter 2021 and Recent Highlights:
•Net revenues of $2.5 billion versus $127 million on a GAAP basis for the comparable prior-year period.
•Net income of $71 million compared to a net loss of $100 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $1.0 billion versus $(131) million for the comparable prior-year period.
•Company posted all-time records in quarterly Adjusted EBITDA and Adjusted EBITDA margin.
•Divested Caesars UK group on July 16, 2021.
•Launched comprehensive new marketing campaign for Caesars Sportsbook on August 2, 2021.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our second quarter operating results improved significantly versus the first quarter of 2021 driven by continued strength in our regional markets and a dramatic improvement in results in our Las Vegas segment. With the William Hill acquisition now closed, we have officially rebranded our sports betting operations to Caesars and we launched our new comprehensive marketing campaign on August 2, 2021.”
Second Quarter 2021 Financial Results Summary and Segment Information
For the second quarter ended June 30, 2021, Caesars Entertainment, Inc. generated net revenues of $2.5 billion and net income of $71 million on a GAAP basis. After combining the results from the operations of Caesars Entertainment, Inc. with William Hill US prior to the acquisition and the results of our properties classified as discontinued operations but were not divested at the end of the period, which we refer to as a same-store basis for the period, Caesars Entertainment, Inc. reported same-store net revenues of $2.6 billion and adjusted EBITDA of $1.0 billion. For the periods ended June 30, 2020, a comparative same-store basis includes the results of operations of Caesars Entertainment, Inc. combined with William Hill US prior to the consummation of the acquisition on April 22, 2021 and the operations of Caesars Entertainment Corporation (“Former Caesars”) prior to the closing of the acquisition of Former Caesars on July 20, 2020 (the “Merger”) and eliminates results of operations for properties that have been divested. In our Las Vegas segment, the Company reported same-store revenues of $855 million and same-store adjusted EBITDA of $423 million for the quarter. In our Regional segment, same-store revenues were $1.5 billion and same-store adjusted EBITDA was $621 million. For Caesars Digital, our sports betting and online gaming segment, same-store net revenues were $117 million and same-store adjusted EBITDA was $2 million.

Net Revenues
	Three Months Ended June 30,
(Dollars in millions)	2021	2021 Pre-Acq. WH US (a)	Add: Disc. Ops (b)	Less: 2021 Divest. (c)	2021 Total (d)	2020	2020 Pre-Acq. WH US (a)	2020 Pre-Acq. CEC (e)	Less: 2020 Divest. (c)	2020 Total (f)
Las Vegas	$855	$—	$—	$—	$855	$—	$—	$109	$—	$109
Regional	1,490	—	80	(28)	1,542	114	—	186	(24)	276
Caesars Digital	86	31	—	—	117	11	10	30	—	51
Managed and International	66	—	20	—	86	—	—	27	—	27
Corporate and Other	5	—	—	—	5	2	—	5	—	7
Caesars	$2,502	$31	$100	$(28)	$2,605	$127	$10	$357	$(24)	$470

Net Revenues
	Six Months Ended June 30,
(Dollars in millions)	2021	2021 Pre-Acq. WH US (a)	Add: Disc. Ops (b)	Less: 2021 Divest. (c)	2021 Total (d)	2020	2020 Pre-Acq. WH US (a)	2020 Pre-Acq. CEC (e)	Less: 2020 Divest. (c)	2020 Total (f)
Las Vegas	$1,352	$—	$—	$—	$1,352	$—	$—	$931	$—	$931
Regional	2,681	—	142	(69)	2,754	577	—	1,060	(148)	1,489
Caesars Digital	125	135	—	—	260	19	51	49	—	119
Managed and International	127	—	30	—	157	—	—	135	—	135
Corporate and Other	9	—	—	—	9	4	—	10	—	14
Caesars	$4,294	$135	$172	$(69)	$4,532	$600	$51	$2,185	$(148)	$2,688

Net Income (Loss)
	Three Months Ended June 30,
(Dollars in millions)	2021	2021 Pre-Acq. WH US (a)	Less: 2021 Divest. (c)	2021 Total (d)	2020	2020 Pre-Acq. WH US (a)	2020 Pre-Acq. CEC (e)	Less: 2020 Divest. (c)	2020 Total (f)
Las Vegas	$184	$—	$—	$184	$—	$—	$(246)	$—	$(246)
Regional	251	—	(13)	238	(92)	—	(314)	28	(378)
Caesars Digital	(22)	(22)	—	(44)	5	(24)	8	—	(11)
Managed and International	(13)	—	—	(13)	—	—	(18)	—	(18)
Corporate and Other	(329)	—	—	(329)	(13)	—	(504)	—	(517)
Caesars	$71	$(22)	$(13)	$36	$(100)	$(24)	$(1,074)	$28	$(1,170)

Net Income (Loss)
	Six Months Ended June 30,
(Dollars in millions)	2021	2021 Pre-Acq. WH US (a)	Less: 2021 Divest. (c)	2021 Total (d)	2020	2020 Pre-Acq. WH US (a)	2020 Pre-Acq. CEC (e)	Less: 2020 Divest. (c)	2020 Total (f)
Las Vegas	$117	$—	$—	$117	$—	$—	$(240)	$—	$(240)
Regional	316	—	(30)	286	(231)	—	(513)	115	(629)
Caesars Digital	(30)	(33)	—	(63)	9	(18)	12	—	3
Managed and International	2	—	—	2	—	—	(32)	—	(32)
Corporate and Other	(757)	—	—	(757)	(54)	—	(112)	—	(166)
Caesars	$(352)	$(33)	$(30)	$(415)	$(276)	$(18)	$(885)	$115	$(1,064)

Adjusted EBITDA (g)
	Three Months Ended June 30,
(Dollars in millions)	2021	2021 Pre-Acq. WH US (a)	Add: Disc. Ops (b)	Less: 2021 Divest. (c)	2021 Total (d)	2020	2020 Pre-Acq. WH US (a)	2020 Pre-Acq. CEC (e)	Less: 2020 Divest. (c)	2020 Total (f)
Las Vegas	$423	$—	$—	$—	$423	$—	$—	$(40)	$—	$(40)
Regional	602	—	32	(13)	621	(8)	—	(31)	10	(29)
Caesars Digital	(5)	7	—	—	2	5	(5)	9	—	9
Managed and International	26	—	(10)	—	16	—	—	(9)	—	(9)
Corporate and Other	(42)	—	—	—	(42)	(8)	—	(54)	—	(62)
Caesars	$1,004	$7	$22	$(13)	$1,020	$(11)	$(5)	$(125)	$10	$(131)

Adjusted EBITDA (g)
	Six Months Ended June 30,
(Dollars in millions)	2021	2021 Pre-Acq. WH US (a)	Add: Disc. Ops (b)	Less: 2021 Divest. (c)	2021 Total (d)	2020	2020 Pre-Acq. WH US (a)	2020 Pre-Acq. CEC (e)	Less: 2020 Divest. (c)	2020 Total (f)
Las Vegas	$585	$—	$—	$—	$585	$—	$—	$181	$—	$181
Regional	995	—	52	(30)	1,017	99	—	97	4	200
Caesars Digital	(7)	—	—	—	(7)	9	1	13	—	23
Managed and International	47	—	(18)	—	29	—	—	(12)	—	(12)
Corporate and Other	(81)	—	—	—	(81)	(16)	—	(105)	—	(121)
Caesars	$1,539	$—	$34	$(30)	$1,543	$92	$1	$174	$4	$271
____________________
(a)Represents results of operations for William Hill US for periods prior to the acquisition. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(b)Discontinued operations include Caesars Southern Indiana, Harrah’s Louisiana Downs and the Caesars UK group, including Emerald Resorts & Casino. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(c)Divestitures for the three and six months ended June 30, 2021 include results of operations for MontBleu and Tropicana Evansville and for the three and six months ended June 30, 2020 include results of operations for Isle of Capri Kansas City, Lady Luck Vicksburg, Eldorado Resort Casino Shreveport, MontBleu, Tropicana Evansville and discontinued operations of Harrah’s Reno and Bally’s Atlantic City. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(d)Excludes results of operations from divestitures as detailed in (c), includes results of operations of William Hill US prior to the acquisition and from discontinued operations for the periods presented. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(e)Represents results of operations for Former Caesars prior to the Merger. Additionally, certain corporate overhead costs which were historically charged to properties within the segments during the three months ended June 30, 2020 have been reclassified to Corporate and Other. These costs primarily include centralized marketing expenses, redundant executive and management payroll and benefits expenses, centralized contract labor expenses, and corporate rent expenses. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and, for the 2020 periods, do not conform to GAAP.
(f)Excludes results of operations from divestitures as detailed in (c) and includes results of operations of William Hill US prior to the acquisition and of Former Caesars prior to the Merger, including discontinued operations, for the relevant period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(g)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of June 30, 2021, Caesars had $14.7 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $1.1 billion, excluding restricted cash of $622 million.

(In millions)	June 30, 2021	December 31, 2020
Cash and cash equivalents	$1,128	$1,776

Bank debt and loans	$6,722	$6,755
Notes	7,900	8,215
Other long-term debt	51	53
Total outstanding indebtedness	$14,673	$15,023

Net debt	$13,545	$13,247

“We anticipate that our balance sheet will be further enhanced through improved operating trends and expected asset sale proceeds. We paid down $325 million of debt during the quarter and remain committed to further debt reduction,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense, net of interest capitalized, (benefit) provision for income taxes, unrealized (gain) loss on investments and marketable securities, depreciation and amortization, stock-based compensation, impairment charges, transaction expenses, severance expense, selling costs associated with the divestitures of properties, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss related to divestitures, changes in the fair value of certain derivatives and certain non-recurring expenses such as sign-on and retention bonuses, business optimization expenses and transformation expenses, certain litigation awards and settlements, losses on inventory associated with properties temporarily closed as a result of the COVID-19 public health emergency, contract exit or termination costs, and certain regulatory settlements. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our leases with affiliates of GLPI and VICI Properties, Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss the Company’s results on August 3, 2021 at 2 p.m. Pacific Time. Participants should dial 833-665-0647, or 914-987-7309 for international callers and enter Conference ID 2469744 approximately 10 minutes before the call start time. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit. www.caesars.com/corporate.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) the effects of the COVID-19 public health emergency on our results of operations and the duration of such impact; (b) impacts of economic and market conditions; (c) our ability to integrate the William Hill US business, successfully operate our digital betting and iGaming platform and expand its user base; (d) the possibility that the anticipated benefits of the Merger and the acquisition of William Hill, including cost savings and expected synergies, are not realized when expected or at all; (e) risks associated with our leverage and our ability to reduce our leverage, including with proceeds of expected sale transactions; (g) the effects of competition on our business and results of operations; and (h) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2021	2020	2021	2020
REVENUES:
Casino and pari-mutuel commissions	$1,571	$101	$2,798	$441
Food and beverage	281	7	450	63
Hotel	396	9	611	57
Other	254	10	435	39
Net revenues	2,502	127	4,294	600
EXPENSES:
Casino and pari-mutuel commissions	694	45	1,281	224
Food and beverage	166	9	274	62
Hotel	106	6	187	28
Other	79	1	148	10
General and administrative	418	67	798	165
Corporate	76	14	142	30
Impairment charges	—	—	—	161
Depreciation and amortization	301	49	566	99
Transaction costs and other operating costs	72	15	92	23
Total operating expenses	1,912	206	3,488	802
Operating income (loss)	590	(79)	806	(202)
OTHER EXPENSE:
Interest expense, net	(576)	(68)	(1,155)	(135)
Loss on extinguishment of debt	(23)	—	(23)	—
Other income (loss)	110	13	(23)	(10)
Total other expense	(489)	(55)	(1,201)	(145)
Income (loss) from continuing operations before income taxes	101	(134)	(395)	(347)
Benefit for income taxes	1	34	77	71
Net income (loss) from continuing operations, net of income taxes	102	(100)	(318)	(276)
Discontinued operations, net of income taxes	(30)	—	(34)	—
Net income (loss)	72	(100)	(352)	(276)
Net income attributable to noncontrolling interests	(1)	—	—	—
Net income (loss) attributable to Caesars	$71	$(100)	$(352)	$(276)

Net income (loss) per share - basic and diluted:
Basic income (loss) per share from continuing operations	$0.48	$(1.25)	$(1.52)	$(3.49)
Basic loss per share from discontinued operations	(0.14)	—	(0.16)	—
Basic income (loss) per share	$0.34	$(1.25)	$(1.68)	$(3.49)
Diluted income (loss) per share from continuing operations	$0.48	$(1.25)	$(1.52)	$(3.49)
Diluted loss per share from discontinued operations	(0.14)	—	(0.16)	—
Diluted income (loss) per share	$0.34	$(1.25)	$(1.68)	$(3.49)
Weighted average basic shares outstanding	209	80	209	79
Weighted average diluted shares outstanding	211	80	209	79

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30, 2021
(In millions)	CEI	Pre-Acq. WH US (d)	Add: Disc. Ops (e)	Less: Divestitures (f)	Total (g)
Net income (loss) attributable to Caesars	$71	$(22)	$—	$(13)	$36
Net income attributable to noncontrolling interests	1	—	—	—	1
Discontinued operations, net of income taxes	30	—	(28)	—	2
(Benefit) provision for income taxes	(1)	—	4	—	3
Other (income) loss (a)	(110)	(2)	31	—	(81)
Loss on extinguishment of debt	23	—	—	—	23
Interest expense, net	576	—	17	—	593
Depreciation and amortization	301	2	—	—	303
Transaction costs and other operating costs (b)	72	27	(2)	—	97
Stock-based compensation expense	20	—	—	—	20
Other items (c)	21	2	—	—	23
Adjusted EBITDA	$1,004	$7	$22	$(13)	$1,020

	Three Months Ended June 30, 2020
(In millions)	CEI	Pre-Acq. WH US (d)	Pre-Acq. CEC (h)	Less: Divestitures (f)	Total (i)
Net income (loss) attributable to Caesars	$(100)	$(24)	$(1,074)	$28	$(1,170)
Net loss attributable to noncontrolling interests	—	—	(3)	—	(3)
(Benefit) provision for income taxes	(34)	(7)	(227)	2	(266)
Other (income) loss (a)	(13)	—	528	—	515
Interest expense, net	68	—	344	(11)	401
Depreciation and amortization	49	3	250	(6)	296
Transaction costs and other operating costs (b)	15	23	29	(2)	65
Stock-based compensation expense	4	—	13	—	17
Other items (c)	—	—	15	(1)	14
Adjusted EBITDA	$(11)	$(5)	$(125)	$10	$(131)

	Six Months Ended June 30, 2021
(In millions)	CEI	Pre-Acq. WH US (d)	Add: Disc. Ops (e)	Less: Divestitures (f)	Total (g)
Net loss attributable to Caesars	$(352)	$(33)	$—	$(30)	$(415)
Discontinued operations, net of income taxes	34	—	(32)	—	2
(Benefit) provision for income taxes	(77)	(2)	4	—	(75)
Other (income) loss (a)	23	(2)	31	—	52
Loss on extinguishment of debt	23	—	—	—	23
Interest expense, net	1,155	—	33	—	1,188
Depreciation and amortization	566	8	—	—	574
Transaction costs and other operating costs (b)	92	27	(2)	—	117
Stock-based compensation expense	43	—	—	—	43
Other items (c)	32	2	—	—	34
Adjusted EBITDA	$1,539	$—	$34	$(30)	$1,543

	Six Months Ended June 30, 2020
(In millions)	CEI	Pre-Acq. WH US (d)	Pre-Acq. CEC (h)	Less: Divestitures (f)	Total (i)
Net income (loss) attributable to Caesars	$(276)	$(18)	$(885)	$115	$(1,064)
Net loss attributable to noncontrolling interests	—	—	(4)	—	(4)
(Benefit) provision for income taxes	(71)	(13)	(173)	7	(250)
Other (income) loss (a)	10	(1)	(113)	—	(104)
Interest expense, net	135	—	677	(23)	789
Depreciation and amortization	99	9	506	(13)	601
Impairment charges	161	—	65	(79)	147
Transaction costs and other operating costs (b)	23	23	50	(2)	94
Stock-based compensation expense	10	—	23	—	33
Other items (c)	1	1	28	(1)	29
Adjusted EBITDA	$92	$1	$174	$4	$271
____________________
(a)Other (income) loss for the three and six months ended June 30, 2021 primarily represents a gain on the change in fair value of investments offset by a loss on the change in fair value of the derivative liability related to the 5% Convertible Notes. Other (income) loss for the three and six months ended June 30, 2020 primarily represents the change in fair value of the derivative liability related to 5% Convertible Notes and losses on investments.
(b)Transaction costs and other operating costs for the periods presented primarily represent costs related to the William Hill acquisition and the Merger, various contract or license termination exit costs, professional services, other acquisition costs and severance costs.
(c)Other items primarily represent certain consulting and legal fees, rent for non-operating assets, relocation expenses, and business optimization expenses.
(d)Pre-acquisition William Hill US represents results of operations for William Hill prior to the acquisition. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and, for the 2021 and 2020 periods, do not conform to GAAP.
(e)Discontinued operations include Caesars Southern Indiana, Harrah’s Louisiana Downs and the Caesars UK group including Emerald Resorts & Casino. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(f)Divestitures for the three and six months ended June 30, 2021 include results of operations for MontBleu and Tropicana Evansville and for the three and six months ended June 30, 2020 include results of operations for Isle of Capri Kansas City, Lady Luck Vicksburg, Eldorado Resort Casino Shreveport, MontBleu, Tropicana Evansville and discontinued operations of Harrah’s Reno and Bally’s Atlantic City. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(g)Excludes results of operations from divestitures as detailed in (f) and includes results of operations of William Hill US prior to the acquisition and from discontinued operations for the periods presented. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(h)Pre-acquisition CEC represents results of operations for Former Caesars prior to the Merger. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and, for the 2020 periods, do not conform to GAAP.
(i)Excludes results of operations from divestitures as detailed in (f) and includes results of operations of William Hill US prior to the acquisition and of Former Caesars prior to the Merger, including discontinued operations, for the relevant period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.